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                                                                      Exhibit 99

                         ASSISTED LIVING CONCEPTS, INC.

               ANNOUNCES OVERHEAD REDUCTIONS, PENDING ASSET SALES

PORTLAND, OREGON, JUNE 19, 2002 -- Assisted Living Concepts, Inc. (OTB.BB:ASLC), a national provider of assisted living services, announced today that it is implementing an overhead reduction plan within the corporate office. The plan has been under development by new management for three months, and is expected to result in savings of over $1.3 million per annum from personnel reductions.

"We are making progress on several of the initiatives mentioned to in our first quarter results, including bringing down our operating expenses for corporate staff. While staff reductions are always difficult, this move is necessary to more closely align our cost structure with our existing operations," said Steven
L. Vick, President and Chief Executive Officer. "We will continue to work diligently to reduce costs where possible and improve our financial performance, while maintaining the quality of services provided to our residents."

The Company has also agreed to sell its five facilities in Florida and Georgia to a regional operator. Proceeds of the sale will be applied against the Notes issued in connection with the recent reorganization. "This sale will help us to reduce our leverage and improve both cash flow and operational efficiency," said Mr. Vick. "Given the lack of significant presence by the Company in these markets and the insurance climate in Florida, we believe it is in our interest to focus our efforts elsewhere." The transaction is subject to numerous closing conditions and is expected to be finalized in the fourth quarter of 2002.

Assisted Living Concepts, Inc. owns, leases and operates 183 assisted living residences for older adults who need help with the activities of daily living, such as eating, bathing, dressing and medication management. In addition to housing, the Company provides personal care, support services, and nursing services according to the individual needs of its residents, as permitted by state law. This combination of housing and services provides a home-like setting and cost efficient alternative that encourages independence for individuals who do not require the broader array of medical and health services provided by skilled nursing facilities. The Company currently has operations in Oregon, Washington, Idaho, Nebraska, Iowa, Arizona, Texas, New Jersey, Ohio, Pennsylvania, Indiana, Louisiana, Florida, Michigan, Georgia, and South Carolina.

CONTACT INFORMATION:

Steven L. Vick, President and Chief Executive Officer
(503) 408-5283

Matthew Patrick, Senior Vice President, Chief Financial Officer and Treasurer
(503) 408-5298

Certain statements contained in this press release and statements made by or on behalf of Assisted Living Concepts, Inc. relating hereto, including, without limitation, statements


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containing the words "will", "believes", "expects", "estimates", "should", and words of similar import, constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements may be affected by risks and uncertainties identified in our Annual Report on form 10-K, including without limitation (i) our ability to control costs and improve operating margins, (ii) the possibility that we will experience a decrease in occupancy in our residences, which would adversely affect residence revenues and operating margins, (iii) our ability to operate our residences in compliance with evolving regulatory requirements, and (iv) the degree to which our future operating results and financial condition may be affected by a reduction in Medicaid reimbursement rates. In light of such risks and uncertainties, our actual results could differ materially from such forward-looking statements. Except as may be required by law, we do not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


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